Exhibit 5.1

August 3, 2023

Universal Display Corporation
250 Phillips Boulevard

Ewing, New Jersey 08618

Re: Universal Display Corporation Registration Statement on Form S-8 Filed on August 3, 2023

Ladies and Gentlemen:

We have acted as counsel to Universal Display Corporation, a Pennsylvania corporation (the “Company”), in connection with its preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”) on the date hereof. The Registration Statement relates to 1,521,419 shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) being registered for offer and sale under the Universal Display Corporation 2023 Equity Compensation Plan (the “Plan”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Articles of Incorporation of the Company, as amended to date, (ii) the Amended and Restated Bylaws of the Company, as amended to date, (iii) certain resolutions of the Company’s Board of Directors relating to the Registration Statement, (iv) the Plan, and (v) such other documents, records, and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile, or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies. With respect to matters of fact relevant to our opinions as set forth below, we have relied upon certificates of officers of the Company, representations made by the Company in documents examined by us, and representations of officers of the Company.

Subject to the foregoing and the other matters set forth herein, we are of the opinion that the Common Stock has been duly authorized by the Company and, when issued by the Company in accordance with the provisions of the Plan, will be validly issued, fully paid, and non-assessable.

The opinions expressed herein are limited to the Federal laws of the United States and the laws of the Commonwealth of Pennsylvania.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP